CERTIFICATE OF INCORPORATION

                                       OF

                           MSDW STRUCTURED ASSET CORP.

                                      * * *


1.   The name of the corporation is:

                           MSDW Structured Asset Corp.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following activities:

     (a) to acquire, own, hold, sell, transfer, pledge or otherwise dispose of, or to arrange for Trusts (as defined below) to acquire (1) interests in bonds, notes, debentures or other debt securities, loans, or other extensions of credit or evidences of indebtedness, instruments, contract rights and other financial assets, created, issued, owing or guaranteed by any person or persons (whether a government, sovereign, ruler, commissioner, public body or authority, whether supreme, municipal, local or otherwise, or a company, bank, association partnership or other entity or individual) located anywhere in the world ("Debt Securities"), (2) any combination of insurance policies, letters of credit, reserve accounts and other types of rights or other assets designed to assure the servicing or timely distribution of amounts due in respect of the Debt Securities or other property held by a Trust (collectively, "Credit Support");

     (b) To act as settlor or depositor of trusts (each a "Trust") formed under a trust agreement, pooling and servicing agreement or other agreement to issue one or more series (any of which series may be issued in one or more classes) of trust units ("Units"), including without limitation pursuant to one or more Trust Agreements upon standard terms (the "Standard Terms") filed with the Securities and Exchange Commission in connection with registration of the Units under the Securities Act of 1933 pursuant to a form of base prospectus (the "Prospectus") and registration statement ("Registration Statement"), and supplements and amendments thereto from time to time (such Trust Agreements, together with the Swap Agreements and Distribution Agreements as defined in the Standard Terms, the Prospectus, the Registration Statement and other agreements and documents contemplated by the formation of the Trusts and issuance and distribution of the Units in connection therewith, the "Program Documents"), which Units shall represent beneficial interests in the Debt Securities, Credit Support, Swap Agreements and other Trust Property (as defined in the Standard Terms);

     (c) to register the Units on behalf of each Trust with the Commission pursuant to the Prospectus and Registration Statement and to comply with reporting, filing and other requirements applicable to the Trusts under the Securities Act and the Securities Exchange Act of 1934, and to participate in the sale and distribution of the Units through one or more broker-dealers (including Affiliates of the Corporation) as described in the Prospectus and Registration Statement applicable to the Units from time to time and pursuant to one or more Distribution Agreements as defined in the Standard Terms;

     (d) To hold, pledge, transfer or otherwise deal with (i) the Units, including Units representing a senior interest, subordinated interest or residual interest in one or more of the assets comprising the Trust Property (as defined in the Standard Terms), (ii) any Retained Interest (as defined in the Standard Terms) in the Trust Property and
          (iii) any option or other right with respect to the Units or the Trust Property;

     (e) to loan or invest or otherwise apply proceeds from Debt Securities, funds received in respect of the Units (including Units representing senior interests, subordinated interests or residual interests), Retained Interests and any other income;

     (f) to borrow money and otherwise incur indebtedness to facilitate any activity authorized herein and to pledge or otherwise grant security interests in its property to secure such borrowing, provided that (i) recourse with respect to all such indebtedness is limited to the proceeds of collateral pledged by the Corporation to secured such indebtedness and (ii) the terms of such indebtedness prohibit the creditor from filing or joining in the filing of any complaint or petition with respect to Corporation and any of the matters set forth in Paragraph 6;

     (g)  to issue capital stock as provided for herein; and

     (h) to engage in any lawful act or activity to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One ($1.00) Dollar, amounting in the aggregate to One Thousand ($1,000) Dollars.

5.   The name and mailing address of the incorporator is:

                     Susan Krause
                     Morgan Stanley Dean Witter
                     1221 Avenue of the Americas - 27th Floor
                     New York, NY 10020

6. (a) As used in this Certificate of Incorporation, (i) a "Person" is an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture, government (including any agency or subdivision thereof) or any other entity; (ii) an "Affiliate" of a Person is a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; and (iii) an "Associate," when used to indicate a relationship with any Person, is (A) a corporation or organization of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (B) any trust or other estate in which such Person serves as trustee or in a similar capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     (b) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. At any given time, the Corporation will have at least one member of the Corporation's Board of Directors (herein referred to as the "Independent Director") and at least one officer (herein referred to as the "Independent Officer"), each of whom shall be an individual who is not (and is not an Associate of), and for a twelve-month period prior to election or appointment, as the case may be, has not been a direct, indirect or beneficial holder of two percent or more of any class of equity securities, director, officer or employee of any Affiliate of the Corporation. The same individual may serve both as an Independent Director and an Independent Officer.

     (c) No Independent Director serving pursuant to the requirements of this Paragraph 6 shall, with regard to any matter described in Paragraph 8, owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, such Independent Director's fiduciary duty and other obligations with regard to any matter described in Paragraph 8 shall be owed to the Corporation including, without limitation, the Corporation's creditors. Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, and no further act or deed of any stockholder shall be required to evidence such consent. In addition, no Independent Director may be removed unless his or her successor has been duly elected.

     (d) The Corporation's Board of Directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     No repeal, modification or amendment of, or adoption of any provision inconsistent with this Paragraph 7 nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

     If the General Corporation Law of the State of Delaware shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

8. The Corporation shall not, without the affirmative vote of each member of the Corporation's Board of Directors, including the affirmative vote of the Independent Director:

     (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or similar law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, admit its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or authorize any of the foregoing to be done or taken on behalf of the Corporation;

     (b) be a party to any merger or consolidation or sell, transfer, assign, convey or lease any substantial part of the assets of the Corporation, unless the entity (if other than the Corporation) formed under or surviving the consolidation or merger or which acquires the properties or assets of the Corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with, indebtedness of the Corporation permitted by this Certificate of Incorporation, has a certificate of incorporation containing provisions substantially identical to the provisions of Paragraph 3, Paragraph 6, Paragraph 8, Paragraph 9 and Paragraph 10, and, immediately after giving effect to the proposed merger, consolidation or transfer, no default or event of default under any obligation of the Corporation would occur and be continuing; or

     (c) dissolve or liquidate, in whole or in part; provided that if there is not one Independent Director then in office and acting, a vote upon any matter set forth in this Paragraph 8 shall not be taken unless and until one Independent Director shall have been duly elected.

9. Without the affirmative vote of each member of the Corporation's Board of Directors, including the affirmative vote of the Independent Director, the Corporation shall not amend Paragraph 3, Paragraph 6, Paragraph 8, Paragraph 10, and this Paragraph 9 (together, the "Independent Director Provisions") of this Certificate of Incorporation or any By-laws of the Corporation related to the Independent Director Provisions; provided that if there is not one Independent Director then in office, no vote upon any matter set forth in this Paragraph 9 shall be taken unless and until one Independent Director shall have been duly elected.

10. The Corporation shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that the Corporation is an entity with assets and liabilities distinct from those of Morgan Stanley Dean Witter & Co. and any other Person, and that the Corporation is not a division of Morgan Stanley Dean Witter & Co. or any other Person. Without limiting the generality of the foregoing, the Corporation shall take the following actions:

     (a) The Corporation will compensate each of its employees, consultants and agents from the Corporation's own funds for services provided to the Corporation, except as provided in the Services Agreement between the Corporation and Morgan Stanley & Co. Incorporated (the "Services Agreements"). Morgan Stanley Dean Witter and its subsidiaries and affiliates may act as agent of the Corporation only through express agencies created by arms-length agreements and any such agencies will be conducted only on a fully disclosed basis and for fair compensation. Accountants and attorneys will be fairly compensated by the Corporation for their fees and other charges as agreed to by the Corporation and such accountants or attorneys (as applicable).

     (b) The Corporation shall pay from its own assets all obligations of any kind incurred by the Corporation, recognizing, however, that certain organizational expenses of the Corporation have been or shall be paid by Morgan Stanley & Co. Incorporated in such capacity.

     (c) The Corporation shall take all appropriate action necessary to maintain its existence in good standing under the laws of the State of Delaware. The Corporation shall conduct its own business in its own name and shall observe all customary formalities, including holding regular meetings of its Board of Directors and its stockholders and maintenance of current minute books. Regular meetings of the Board of Directors shall be held at least annually.

     (d) The Corporation will allocate fairly and reasonably any overhead for shared office space.

     (e) The Corporation will maintain financial reports, corporate records and books of account separate from those of any other person, and stationery, invoices, and business forms that are separate and distinct from those of any other Person.

     (f) Any financial statements of any Affiliate of the Corporation which are consolidated to include the Corporation will contain detailed notes clearly stating that (i) all of the Corporation's assets are owned by the Corporation and (ii) the Corporation is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of the Corporation's assets prior to any asset of the Corporation becoming available to the holder of any stock of the Corporation.

     (g) The Corporation shall not commingle its assets with those of any of its Affiliates. The Corporation's assets will be separately identified and segregated. All of the Corporation's assets shall at all times be held by or on behalf of the Corporation, and, if held on behalf of the Corporation by another entity, shall be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. The Corporation will strictly observe corporate formalities in its dealings with each of its Affiliates. The Corporation shall not maintain joint bank accounts or other depository accounts to which any of its Affiliates has independent access.

     (h) The Corporation shall not, directly or indirectly, be named and shall not enter into an agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any of its Affiliates.

     (i) The Corporation will maintain arm's length relationships with each of its Affiliates. All business transactions entered into by the Corporation with any of its Affiliates shall be on terms that are not more or less favorable to the Corporation than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated persons. In addition, except for transactions under the Services Agreement, purchases of Debt Securities or Credit Support by the Corporation for the purposes of the formation of Trusts and issuance of Units pursuant to the Program Documents, sales of Units by the Corporation to or through its broker-dealer Affiliates pursuant to a Distribution Agreement, and other transactions contemplated by the Program Documents in the ordinary course of the Corporation's business, all business transactions entered into by the Corporation with any of its Affiliates shall be approved by the unanimous written consent of the Board of Directors. The Corporation will pay its own liabilities out of its own funds. Neither the Corporation nor any of its Affiliates will guarantee the debts of the other, will pledge, or grant a security interest in or lien upon, its assets for the benefit of the other, or will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

     (j) The annual financial statements of the Corporation will disclose, in accordance with generally accepted accounting principles, any transactions between the Corporation and any of its Affiliates.

     (k) The Corporation will retain as its auditors a nationally recognized firm of certified public accountants.


     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this Certificate, declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have set my hand this 21st day of September, 1998.


                                                         /s/ Susan Krause
                                                        -----------------------
                                                            Susan Krause
                                                            Sole Incorporator